Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
SECOND QUARTER 2018 RESULTS

•	Total Company revenues up 14% sequentially

•	International Services segment revenue up 22% sequentially

•	Blackhawk segment revenue up 24% sequentially and achieved record international revenue since acquisition

•	U.S. Onshore revenue up for eighth consecutive quarter, up 12% sequentially

August 8, 2018 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported revenues of $132.1 million and a net loss of $25.8 million, or $0.12 per share, for the three months ended June 30, 2018. Adjusted EBITDA for the quarter was $11.0 million, or 8.3% of revenue.

“The second quarter results are another step forward for Frank’s on our path to sustained, profitable growth,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer. “We are experiencing success in winning new business in our tubular running services business with our technology and safe, reliable service in the U.S. and abroad. We are also seeing increased adoption of the Blackhawk products and services, as well as our portfolio of drilling technologies, particularly in international markets.”

“While the shorter duration of some new contracts for our services is leading to ebbs and flows in our revenue and margins, we are optimistic of a sustained positive trajectory of the market overall. We remain committed to achieving our goal of optimizing our tubular services business, controlling our costs to improve profitability and the continued expansion of our Blackhawk segment to new international markets.”

Financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

International Services
International Services revenue was $59.4 million in the second quarter of 2018, up $10.6 million compared to the first quarter of 2018, and up $5.9 million compared to the second quarter of 2017. Positive sequential revenues were driven by commencement of new projects in Latin America and Europe.

Segment adjusted EBITDA for the second quarter of 2018 of $13.5 million, or 22.7% of revenue, was up $10.9 million compared to the first quarter of 2018, and up $4.4 million compared to the second quarter of 2017. Adjusted EBITDA was higher sequentially due to increased activity and improved service mix from short-term call out work. Higher year-over-year adjusted EBITDA was primarily driven by increased activity and work scope in Canada and the Middle East.

U.S. Services
U.S. Services revenue was $35.1 million in the second quarter of 2018, up 7.8% compared to the first quarter of 2018, and up 17.5% compared to the second quarter of 2017.

For the second quarter of 2018, onshore revenue within the U.S. Services segment of $17.1 million was up $1.8 million compared to the first quarter of 2018, and up $4.3 million compared to the second quarter of 2017. Sequential and year-over-year revenue increases were a result of increased rig activity and improved pricing of services. The second quarter of 2018 represented the eighth consecutive quarter of increased revenue in the U.S. onshore business.

Offshore revenue within the U.S. Services segment of $18.0 million for the second quarter of 2018 was up $0.7 million compared to the first quarter of 2018, and up $0.9 million compared to the second quarter of 2017. Revenue increased sequentially and year-over-year due to increased service activity and market share in the U.S. Gulf of Mexico.

Segment adjusted EBITDA for the second quarter of 2018 was a loss of $6.4 million, an improvement of $2.9 million, compared to both the first quarter of 2018, as well as the second quarter of 2017. Adjusted EBITDA was higher sequentially due to increased margin contribution from the U.S. onshore and offshore businesses driven by improved pricing and market share, as well as some lower corporate costs which are included in this segment.

Tubular Sales
Tubular Sales revenue was $14.1 million in the second quarter of 2018, down $1.2 million compared to the first quarter of 2018, and down $2.1 million compared to the second quarter of 2017. Revenue experienced declines sequentially due to changes in customer rig schedules.

Segment adjusted EBITDA for the second quarter of 2018 was $0.2 million, or 1.2% of revenue, down $2.0 million compared to the first quarter of 2018, and down $0.6 million compared to the second quarter of 2017. Adjusted EBITDA and adjusted EBTIDA margin were lower sequentially due to the decline in sales volumes and higher Company manufacturing costs, which are included in this segment. Adjusted EBITDA was lower year-over-year due to lower revenues.

Blackhawk
Blackhawk revenue for the second quarter of 2018 was $23.5 million, up $4.5 million compared to the first quarter of 2018, and up $5.4 million compared to the second quarter of 2017. Revenue was higher sequentially and year-over-year primarily due to increases resulting from international expansion efforts combined with increased U.S. onshore services and product sales.

Segment adjusted EBITDA for the second quarter of 2018 was $3.7 million, or 15.7% of revenue, up $1.3 million compared to the first quarter of 2018, and up $0.7 million compared to the second quarter of 2017. Adjusted EBITDA was higher sequentially due to increased margin contribution from higher international services and offshore well construction services. Adjusted EBITDA was higher year-over-year primarily due to higher international and U.S. Gulf of Mexico offshore well construction revenue.

Service revenue for the second quarter of 2018 was $11.2 million and products revenue was $12.3 million. Additionally, Blackhawk reported its highest international revenues in the second quarter of 2018 since the acquisition in the fourth quarter of 2016.

Capital Expenditures and Balance Sheet

Cash expenditures related to property, plant and equipment and intangibles were $4.9 million for the second quarter of 2018 and $11.3 million for the six months ended June 30, 2018. The Company expects total capital expenditures to be $40 million for 2018. The Company’s consolidated cash and short-term investments balance at June 30, 2018 was $245.2 million compared to $294.0 million at December 31, 2017.

Conference Call

The Company will host a conference call to discuss second quarter 2018 results on Wednesday, August 8, 2018 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 47311298. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 47311298#. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 that has been filed with the SEC and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 2,900 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax and foreign currency exchange rates). The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contact:
Blake Holcomb - Director, Investor Relations and Communications
blake.holcomb@franksintl.com
713-231-2463

FRANK'S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenues:
Services	$105,746	$91,348	$93,533	$197,094	$179,855
Products	26,339	24,221	24,126	50,560	48,535
Total revenue	132,085	115,569	117,659	247,654	228,390

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization
Services (1)	65,015	63,210	55,317	128,225	107,000
Products (1)	20,306	18,747	23,027	39,053	45,296
General and administrative expenses	40,352	38,730	42,419	79,082	85,144
Depreciation and amortization	28,862	28,300	30,951	57,162	62,050
Severance and other charges	1,115	1,254	(299)	2,369	738
(Gain) loss on disposal of assets	217	235	210	452	(1,262)
Operating loss	(23,782)	(34,907)	(33,966)	(58,689)	(70,576)

Other income (expense):
Tax receivable agreement ("TRA") related adjustments	(1,171)	(2,941)	—	(4,112)	—
Other income (expense), net	2,033	(440)	598	1,593	732
Interest income, net	609	944	753	1,553	1,151
Mergers and acquisition expense	—	(58)	(10)	(58)	(459)
Foreign currency gain (loss)	(4,267)	1,704	599	(2,563)	1,345
Total other income (expense)	(2,796)	(791)	1,940	(3,587)	2,769

Loss before income taxes	(26,578)	(35,698)	(32,026)	(62,276)	(67,807)
Income tax expense (benefit)	(815)	6,375	(6,076)	5,560	(15,194)
Net loss	$(25,763)	$(42,073)	$(25,950)	$(67,836)	$(52,613)

Loss per common share:
Basic and diluted	$(0.12)	$(0.19)	$(0.12)	$(0.30)	$(0.24)

Weighted average common shares outstanding:
Basic and diluted	223,981	223,567	222,914	223,775	222,740

(1)
Our financial statements for the three and six months ended June 30, 2017, have been revised to decrease cost of revenues, services and increase cost of revenues, products by $5,460 and $10,884, respectively, in order to correct a misclassification associated with Blackhawk product cost.

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenue
International Services	$59,361	$48,733	$53,499	$108,094	$100,109
U.S. Services	35,136	32,607	29,905	67,743	60,871
Tubular Sales	14,061	15,220	16,141	29,281	33,086
Blackhawk	23,527	19,009	18,114	42,536	34,324
Total	$132,085	$115,569	$117,659	$247,654	$228,390

Segment Adjusted EBITDA:
International Services	$13,458	$2,588	$9,022	$16,046	$14,308
U.S. Services (1)	(6,379)	(9,301)	(9,238)	(15,680)	(16,453)
Tubular Sales	170	2,188	815	2,358	3,069
Blackhawk	3,704	2,366	2,965	6,070	4,176
Total	$10,953	$(2,159)	$3,564	$8,794	$5,100

(1)	Includes all corporate general and administrative expenses.

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017

Revenue	$132,085	$115,569	$117,659	$247,654	$228,390

Net loss	$(25,763)	$(42,073)	$(25,950)	$(67,836)	$(52,613)
Interest income, net	(609)	(944)	(753)	(1,553)	(1,151)
Depreciation and amortization	28,862	28,300	30,951	57,162	62,050
Income tax expense (benefit)	(815)	6,375	(6,076)	5,560	(15,194)
(Gain) loss on disposal of assets	217	235	210	452	(1,262)
Foreign currency (gain) loss	4,267	(1,704)	(599)	2,563	(1,345)
TRA related adjustments	1,171	2,941	—	4,112	—
Charges and credits (1)	3,623	4,711	5,781	8,334	14,615
Adjusted EBITDA	$10,953	$(2,159)	$3,564	$8,794	$5,100
Adjusted EBITDA margin	8.3%	(1.9)%	3.0%	3.6%	2.2%

(1)
Comprised of Equity-based compensation expense (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $2,888, $2,280 and $3,415 respectively, and for the six months ended June 30, 2018 and 2017: $5,168 and $9,116, respectively), Mergers and acquisition expense (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: none, $58 and $10, respectively, and for the six months ended June 30, 2018 and 2017: $58 and $459, respectively), Severance and other charges (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $1,115, $1,254 and $(299), respectively, and for the six months ended June 30, 2018 and 2017: $2,369 and $738, respectively), Unrealized and realized (gains) losses (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $(1,561), $400 and $1,088, respectively, and for the six months ended June 30, 2018 and 2017: $(1,161) and $1,696, respectively), and Investigation-related matters (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $1,181, $719 and $1,567, respectively, and for the six months ended June 30, 2018 and 2017: $1,900 and $2,606, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Segment Adjusted EBITDA:
International Services	$13,458	$2,588	$9,022	$16,046	$14,308
U.S. Services (1)	(6,379)	(9,301)	(9,238)	(15,680)	(16,453)
Tubular Sales	170	2,188	815	2,358	3,069
Blackhawk	3,704	2,366	2,965	6,070	4,176
	10,953	(2,159)	3,564	8,794	5,100
Interest income, net	609	944	753	1,553	1,151
Depreciation and amortization	(28,862)	(28,300)	(30,951)	(57,162)	(62,050)
Income tax (expense) benefit	815	(6,375)	6,076	(5,560)	15,194
Gain (loss) on disposal of assets	(217)	(235)	(210)	(452)	1,262
Foreign currency gain (loss)	(4,267)	1,704	599	(2,563)	1,345
TRA related adjustments	(1,171)	(2,941)	—	(4,112)	—
Charges and credits (2)	(3,623)	(4,711)	(5,781)	(8,334)	(14,615)
Net loss	$(25,763)	$(42,073)	$(25,950)	$(67,836)	$(52,613)

(1)	Includes all corporate general and administrative expenses.

(2)
Comprised of Equity-based compensation expense (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $2,888, $2,280 and $3,415 respectively, and for the six months ended June 30, 2018 and 2017: $5,168 and $9,116, respectively), Mergers and acquisition expense (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: none, $58 and $10, respectively, and for the six months ended June 30, 2018 and 2017: $58 and $459, respectively), Severance and other charges (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $1,115, $1,254 and $(299), respectively, and for the six months ended June 30, 2018 and 2017: $2,369 and $738, respectively), Unrealized and realized gains (losses) (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $1,561, $(400) and $(1,088), respectively, and for the six months ended June 30, 2018 and 2017: $1,161 and $(1,696), respectively), and Investigation-related matters (for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017: $1,181, $719 and $1,567, respectively, and for the six months ended June 30, 2018 and 2017: $1,900 and $2,606, respectively).

FRANK'S INTERNATIONAL N.V.
LOSS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Numerator
Net loss	$(25,763)	$(42,073)	$(25,950)	$(67,836)	$(52,613)
Denominator
Basic and diluted weighted average common shares (1)	223,981	223,567	222,914	223,775	222,740
Loss per common share:
Basic and diluted	$(0.12)	$(0.19)	$(0.12)	$(0.30)	$(0.24)

(1)	Approximate number of unvested restricted stock units and stock to be issued pursuant to the employee stock purchase plan that have been excluded from the computation of diluted loss per share as the effect would be anti-dilutive when the results from operations are at a net loss position.	678	702	425	639	616

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	June 30,	December 31,
	2018	2017
Cash and cash equivalents	$178,764	$213,015
Short-term investments	66,414	81,021
Working capital	384,340	393,586
Property, plant and equipment, net	422,034	469,646
Total assets	1,174,980	1,261,769
Total debt	1,800	4,721
Total stockholders' equity	1,052,582	1,115,901

	Six Months Ended
	June 30,
	2018	2017
Net cash used in operating activities	$(37,862)	$(7,467)
Net cash (used in) provided by investing activities	5,157	(1,659)
Net cash used in financing activities	(3,624)	(34,563)
	(36,329)	(43,689)
Effect of exchange rate changes on cash	2,078	(887)
Net decrease in cash and cash equivalents	$(34,251)	$(44,576)

Purchases of property, plant and equipment and intangibles	$11,265	$15,240